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             KAISER ALUMINUM & CHEMICAL CORPORATION, as Issuer,

                   KAISER ALUMINA AUSTRALIA CORPORATION,
                            ALPART JAMAICA INC.,
                        KAISER JAMAICA CORPORATION,
                        KAISER FINANCE CORPORATION,
                      KAISER MICROMILL HOLDINGS, LLC,
                       KAISER SIERRA MICROMILLS, LLC,
                    KAISER TEXAS SIERRA MICROMILLS, LLC,
                   KAISER TEXAS MICROMILL HOLDINGS, LLC,
                      KAISER BELLWOOD CORPORATION, and
                        KAISER TRANSACTION CORP., as
                           Subsidiary Guarantors

                                    and

              U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


                        THIRD SUPPLEMENTAL INDENTURE

                         Dated as of March 31, 1999

                                     to

                                 INDENTURE

                       Dated as of February 17, 1994



                        9-7/8% Senior Notes due 2002

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          THIRD SUPPLEMENTAL INDENTURE, dated as of March 31, 1999, among
KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), as Issuer, KAISER ALUMINA AUSTRALIA CORPORATION, a Delaware corporation ("KAAC"), ALPART JAMAICA INC., a Delaware corporation ("AJI"), KAISER JAMAICA CORPORATION, a Delaware corporation ("KJC"), KAISER FINANCE CORPORATION, a Delaware corporation ("Kaiser Finance"), KAISER MICROMILL HOLDINGS, LLC, a Delaware limited liability company ("KMH"), KAISER SIERRA MICROMILLS, LLC, a Delaware limited liability company ("KSM"), KAISER TEXAS SIERRA MICROMILLS, LLC, a Texas limited liability company ("Texas Sierra"), KAISER TEXAS MICROMILL HOLDINGS, LLC, a Texas limited liability company ("Texas Holdings"), KAISER BELLWOOD CORPORATION, a Delaware corporation ("Kaiser Bellwood"), and KAISER TRANSACTION CORP., a Delaware corporation ("Kaiser Transaction"), as Subsidiary Guarantors, and U.S. Bank Trust National Association (formerly known as First Trust National Association), a national banking association, as Trustee (the "Trustee").

          WHEREAS, the Company, KAAC, AJI, KJC, Kaiser Finance, and the Trustee executed an Indenture, dated as of February 17, 1994 (the "Original Indenture"), in respect of $225,000,000 aggregate principal amount of the Company's 9-7/8% Senior Notes due 2002 (the "Securities"), and the Original Indenture was amended by a First Supplemental Indenture, dated as of February 1, 1996, and by a Second Supplemental Indenture, dated as of July 15, 1997 (the Original Indenture, as amended by such First Supplemental Indenture and Second Supplemental Indenture being hereinafter referred to as the "Indenture"); and

          WHEREAS, Section 4.12 of the Indenture requires, under circumstances specified in Section 4.12, that the Company shall cause certain Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Subsidiaries of the Company shall be named as additional Subsidiary Guarantors; and

          WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                 ARTICLE I

                                 AMENDMENTS

          Section 1. The Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, Kaiser Transaction and the Trustee hereby amend the Indenture and agree that Kaiser Transaction shall be a Subsidiary Guarantor for all purposes under the Indenture and the term "Subsidiary Guarantor" shall for all purposes under the Indenture specifically include Kaiser Transaction.


                                 ARTICLE II

                          MISCELLANEOUS PROVISIONS

          Section 2.1. Terms Defined. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third
Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

          Section 2.3. Governing Law. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the principles of the conflict of laws provisions thereof.

          Section 2.4. Successors and Assigns. All agreements of the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, and Kaiser Transaction in this Third
Supplemental Indenture and the Securities shall bind its successors and assigns.

          Section 2.5. Multiple Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 2.6. Effectiveness. The provisions of this Third Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article Ten of the Indenture.

          Section 2.7. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, and Kaiser Transaction or for or with respect to (i) the validity, efficacy or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, and Kaiser Transaction by corporate action or limited liability company action or otherwise, (iii) the due execution hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, and Kaiser Transaction, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.


                                 SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.


                                   KAISER ALUMINUM & CHEMICAL
                                   CORPORATION, as Issuer
                                   By:      /s/   Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:      /s/    John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary

                                   KAISER ALUMINA AUSTRALIA
                                   CORPORATION, as a Subsidiary Guarantor



                                   By:      /s/   Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:      /s/    John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary

                                   ALPART JAMAICA INC., as a
                                   Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:      /s/    John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary


                                   KAISER JAMAICA CORPORATION,
                                   as a Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:     /s/     John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary


                                   KAISER FINANCE CORPORATION,
                                   as a Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:    /s/      John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary

                                   KAISER MICROMILL HOLDINGS, LLC,
                                   as a Subsidiary Guarantor



                                   By:    /s/     Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:    /s/      John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary



                                   KAISER SIERRA MICROMILLS, LLC,
                                   as a Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:     /s/     John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary


                                   KAISER TEXAS SIERRA MICROMILLS,
                                   LLC, as a Subsidiary Guarantor

                                   By:      /s/   Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:    /s/      John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary

                                   KAISER TEXAS MICROMILL HOLDINGS,
                                   LLC, as a Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:    /s/      John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary



                                   KAISER BELLWOOD CORPORATION,
                                   as a Subsidiary Guarantor



                                   By:     /s/    Karen A. Twitchell
                                        ----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:     /s/     John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary


                                   KAISER TRANSACTION CORP.,
                                   as a Subsidiary Guarantor



                                   By:    /s/     Karen A. Twitchell
                                        -----------------------------------
                                   Name:          Karen A. Twitchell
                                   Title:         Treasurer

Dated:  March 31, 1999

Attest:     /s/     John Wm. Niemand II
          -----------------------------
          Name:     John Wm. Niemand II
          Title:    Secretary


                                   U.S. BANK TRUST NATIONAL
                                   ASSOCIATION, as Trustee



                                   By:
                                        ------------------------------

                                   Name:
                                        ------------------------------

                                   Title:
                                        ------------------------------

Dated:  March 31, 1999

Attest:
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          Name:
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          Title:
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